SNOW BECKER KRAUSS P.C.
                                Attorneys at Law
                                605 Third Avenue
                            New York, New York 10158






                                                              September 25, 1996


VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re: Registration Statement on Form S-8 of 700,000 Shares of Common Stock of Brake Headquarters U.S.A., Inc.

Gentlemen and Ladies:

     On behalf of Brake Headquarters U.S.A., Inc. (the "Company"), pursuant to Rule 101(a)(i) under Regulation S-T as it applies to the Securities Act of 1933, as amended (the "Act"), we hereby transmit a Registration Statement on Form S-8 with respect to the above offering.

     The amount of $1,093.62 was wired to the Securities and Exchange Commission on September 19, 1996.

     Please contact the undersigned at (212) 455-0322 or Joanne Weil of this office at (212) 455-0312 should you have any questions regarding this filing.

                                         Very truly yours,

                                         SNOW BECKER KRAUSS P.C.

                                         /s/ Elliot H. Lutzker

                                         Elliot H. Lutzker

                                                                   Exhibit 5.1
                             SNOW BECKER KRAUSS P.C.
                                605 Third Avenue
                               New York, NY 10158
                                 (212) 687-3860





                                             September 11, 1996




Board of Directors
Brake Headquarters U.S.A., Inc.
33-16 Woodside Avenue
Long Island City, NY  11101

         Re: Registration Statement on Form S-8 Relating to 600,000 Options and 700,000 Shares of Common Stock, Par Value $.001 Per Share, of Brake Headquarters U.S.A., Inc. Issuable Under the Company's Plans

Ladies and Gentlemen:

         We are acting as counsel to Brake Headquarters U.S.A., Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to the exercise of options to purchase an aggregate of 600,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and the sale of 700,000 shares (the "Shares") of Common Stock, consisting of (i) 300,000 Shares issuable upon exercise of stock options issued or issuable under the 1994 Employee Stock Option Plan (the "1994 Plan") of the Company; (ii) 300,000 Shares issuable upon exercise of stock options issued or issuable under the 1995 Employee Stock Option Plan (the "1995 Plan") of the Company; (iii) 100,000 Shares issued or issuable pursuant to the Company's Employee Stock Bonus Plan (the "Bonus Plan").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the related prospectus and reoffer prospectus, the 1994 Plan, the 1995 Plan, the Bonus Plan, the corporate proceedings in connection with the proposed registration and issuance of the Shares and such other corporate proceedings, documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued upon full payment of the exercise price specified in the option agreements executed in accordance with the terms of the 1994 Plan, or the 1995 Plan or when issued in accordance with the Bonus Plan, as the case may be, and certificates therefor have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus accompanying the Registration Statement for resale of the Shares by affiliates. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                     Very truly yours,




                                                     SNOW BECKER KRAUSS P.C.



F:\WORK\RJD\BRAKE\OPIN-S-8.5-1

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 1996
                                                    REGISTRATION NO. 333-
- -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         BRAKE HEADQUARTERS U.S.A., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                             22-3048534
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                              33-16 WOODSIDE AVE.,
                           LONG ISLAND CITY, NY 11101
                                 (718) 779-4800
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         1995 EMPLOYEE STOCK OPTION PLAN
                         1994 EMPLOYEE STOCK OPTION PLAN
                            EMPLOYEE STOCK BONUS PLAN
                            (FULL TITLE OF THE PLANS)

                                 MARC J. RUSKIN
                             CHIEF FINANCIAL OFFICER
                         BRAKE HEADQUARTERS U.S.A., INC.
                              33-16 WOODSIDE AVE.,
                           LONG ISLAND CITY, NY 11101
                                 (718) 779-4800
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

     A COPY OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT TO THE AGENT FOR SERVICE SHOULD BE SENT TO:

                             ELLIOT H. LUTZKER, ESQ.
                             SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                            NEW YORK, N.Y. 10158-0125
                                 (212) 687-3860

                         CALCULATION OF REGISTRATION FEE


   TITLE OF EACH CLASS                                    PROPOSED MAXIMUM         PROPOSED
   OF SECURITIES TO BE        AMOUNT TO BE                    OFFERING              MAXIMUM                  AMOUNT OF
        REGISTERED             REGISTERED                      PRICE             AGGREGATE                 REGISTRATION
                                                             PER SHARE         OFFERING PRICE                   FEE
STOCK OPTIONS                300,000(1)                      --                        --                        (3)
                             300,000(2)
COMMON STOCK, PAR            169,000(4)(7)                  $2.59(8)               $437,710                   $150.94
VALUE $.001 PER              180,000(5)(7)                  $3.00(8)               $540,000                   $186.21
SHARE
COMMON STOCK, PAR            100,000(6)(8)                  $6.25(11)              $625,000                   $215.52
VALUE $.001 PER
SHARE
COMMON STOCK, PAR            131,000(9)(8)                 $6.25(11)               $818,750                   $282.33
VALUE $.001 PER              120,000(10)(8)                $6.25(11)               $750,000                   $258.62
SHARE
    TOTAL                                                                                                     $1,093.62


(1) REPRESENTS OPTIONS GRANTED OR TO BE GRANTED PURSUANT TO THE 1994 EMPLOYEE STOCK OPTION PLAN (THE "1994 PLAN") OF BRAKE HEADQUARTERS U.S.A., INC. (THE "REGISTRANT").

(2) REPRESENTS OPTIONS GRANTED OR TO BE GRANTED PURSUANT TO THE 1995 EMPLOYEE STOCK OPTION PLAN (THE "1995 PLAN") OF THE REGISTRANT.

(3)  NO REGISTRATION FEE IS REQUIRED PURSUANT TO RULE 457(H)(2).

(4) SHARES ISSUABLE UPON EXERCISE OF OPTIONS PREVIOUSLY GRANTED PURSUANT TO THE 1994 PLAN.

(5) SHARES ISSUABLE UPON EXERCISE OF OPTIONS PREVIOUSLY GRANTED PURSUANT TO THE 1995 PLAN.

(6) SHARES ISSUED OR ISSUABLE PURSUANT TO THE REGISTRANT'S EMPLOYEE STOCK BONUS PLAN (THE "BONUS PLAN").

(7) INCLUDES AN INDETERMINABLE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BECOME ISSUABLE PURSUANT TO THE ANTI-DILUTION PROVISIONS OF THE 1994 PLAN AND THE 1995 PLAN.

(8) CALCULATED SOLELY FOR THE PURPOSE OF DETERMINING THE REGISTRATION FEE PURSUANT TO RULE 457(H)(1) BASED UPON THE AVERAGE EXERCISE PRICE.

(9) SHARES ISSUABLE UPON EXERCISE OF STOCK OPTIONS AVAILABLE FOR GRANT UNDER THE 1994 PLAN.

(10) SHARES ISSUABLE UPON EXERCISE OF STOCK OPTIONS AVAILABLE FOR GRANT UNDER THE 1995 PLAN.

(11) CALCULATED SOLELY FOR THE PURPOSE OF DETERMINING THE REGISTRATION FEE PURSUANT TO RULE 457(C) BASED UPON THE AVERAGE OF THE BID AND ASKED PRICES FOR THE COMMON STOCK ON SEPTEMBER 18, 1996.


                                       II2

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     THE FOLLOWING DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") BY THE REGISTRANT, BRAKE HEADQUARTERS U.S.A., INC., A DELAWARE CORPORATION (THE "COMPANY"), PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), ARE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT.

          (1) THE COMPANY'S REPORT ON FORM 10 FIRST FILED WITH THE COMMISSION ON JUNE 5, 1996;

          (2) THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1995;

          (3) THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1996;

          (4) THE DESCRIPTION OF THE COMPANY'S COMMON STOCK, PAR VALUE $.001 PER SHARE (THE "COMMON STOCK"), CONTAINED IN THE COMPANY'S REGISTRATION STATEMENT ON FORM 10 (FILE NO. 001-11801), FILED PURSUANT TO SECTION 12(G) OF THE EXCHANGE ACT, INCLUDING ANY AMENDMENT OR REPORT FILED FOR THE PURPOSE OF UPDATING SUCH INFORMATION.

     ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE EXCHANGE ACT, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE HEREIN AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS. ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.


ITEM 4. DESCRIPTION OF SECURITIES.

     NOT APPLICABLE.


                                       II3

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     NOT APPLICABLE

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     EXCEPT TO THE EXTENT HEREINAFTER SET FORTH, THERE IS NO STATUTE, CHARTER PROVISION, BY-LAW, CONTRACT OR OTHER ARRANGEMENT UNDER WHICH ANY CONTROLLING PERSON, DIRECTOR OR OFFICER OF THE COMPANY IS INSURED OR INDEMNIFIED IN A MANNER AGAINST LIABILITY WHICH HE MAY INCUR IN HIS CAPACITY AS SUCH.

     ARTICLE SEVENTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND ARTICLE VI OF THE COMPANY'S BY-LAWS PROVIDE FOR THE INDEMNIFICATION OF OFFICERS AND DIRECTORS TO THE FULLEST EXTENT ALLOWED BY THE DELAWARE GENERAL CORPORATION LAW (THE "DGCL").

     THE DGCL PROVIDES, IN PART, THAT NO DIRECTOR SHALL BE PERSONALLY LIABLE TO A CORPORATION OR ITS STOCKHOLDERS FOR MONETARY DAMAGES FOR ANY BREACH OF FIDUCIARY DUTY BY SUCH DIRECTOR AS A DIRECTOR, EXCEPT:

     (I) FOR BREACH OF THE DIRECTOR'S DUTY OF LOYALTY TO THE CORPORATION OR ITS STOCKHOLDERS;

     (II) FOR ACTS OR OMISSIONS NOT IN GOOD FAITH OR WHICH INVOLVE INTENTIONAL MISCONDUCT OR A KNOWING VIOLATION OF LAW;

     (III) PURSUANT TO SECTION 174 OF THE DGCL; OR

     (IV) FOR ANY TRANSACTION FROM WHICH THE DIRECTOR DERIVED AN IMPROPER PERSONAL BENEFIT.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     NOT APPLICABLE.

ITEM 8. EXHIBITS.

                                                                    PAGE IN
                                                                  SEQUENTIALLY
                                                                    NUMBERED
                                                                  REGISTRATION
EXHIBIT NO.             DESCRIPTION OF EXHIBIT                      STATEMENT

 4.2                    1994 EMPLOYEE STOCK OPTION PLAN.(1)

 4.3                    1995 EMPLOYEE STOCK OPTION PLAN.(2)

 4.4                    FORM OF STOCK OPTION AGREEMENT.(2)

 4.5                    EMPLOYEE STOCK BONUS PLAN.(2)


                                       II4

 5.1                    OPINION OF SNOW BECKER KRAUSS P.C.

23.1                    CONSENT OF SNOW BECKER KRAUSS P.C.
                        (INCLUDED IN EXHIBIT 5.1 HERETO).

23.2                    CONSENT OF DELOITTE & TOUCHE LLP

23.3                    CONSENT OF GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.

23.4                    CONSENT OF BOREK, STOCKEL & MARDEN

24.1                    POWERS OF ATTORNEY (INCLUDED ON THE
                        SIGNATURE PAGE OF THIS REGISTRATION
                        STATEMENT.


(1) INCORPORATED BY REFERENCE FROM THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1993.

(2) INCORPORATED BY REFERENCE FROM THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1995.


ITEM 9. REQUIRED UNDERTAKINGS.

     THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

     (A)(1) TO FILE, DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT;

          (I) TO INCLUDE ANY PROSPECTUS REQUIRED BY SECTION 10(A)(3) OF THE SECURITIES ACT OF 1933;

          (II) TO REFLECT IN THE PROSPECTUS ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT (OR THE MOST RECENT POST-EFFECTIVE AMENDMENT THEREOF) WHICH, INDIVIDUALLY OR IN THE AGGREGATE, REPRESENTS A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT; NOTWITHSTANDING THE FOREGOING, ANY INCREASE OR DECREASE IN VOLUME OF SECURITIES OFFERED (IF THE TOTAL DOLLAR VALUE OF SECURITIES OFFERED WOULD NOT EXCEED THAT WHICH WAS REGISTERED) AND ANY DEVIATION FROM THE LOW OR HIGH AND OF THE ESTIMATED MAXIMUM OFFERING RANGE MAY BE REFLECTED IN THE FORM OF PROSPECTUS FILED WITH THE MAXIMUM OFFERING RANGE MAY BE REFLECTED IN THE FORM OF PROSPECTUS FILED WITH THE COMMISSION PURSUANT TO RULE 424(B) IF, IN THE AGGREGATE, THE CHANGES IN VOLUME AND PRICE REPRESENT NO MORE THAN 20 PERCENT CHANGE IN THE MAXIMUM AGGREGATE OFFERING PRICE SET FORTH IN THE "CALCULATION OF REGISTRATION FEE" TABLE IN THE EFFECTIVE REGISTRATION STATEMENT.


                                       II5

          (III) TO INCLUDE ANY MATERIAL INFORMATION WITH RESPECT TO THE PLAN OF DISTRIBUTION NOT PREVIOUSLY DISCLOSED IN THE REGISTRATION STATEMENT OR ANY MATERIAL CHANGE TO SUCH INFORMATION IN THE REGISTRATION STATEMENT; PROVIDED, HOWEVER, THAT PARAGRAPHS (A)(1)(I) AND (A)(1)(II) DO NOT APPLY IF THE REGISTRATION STATEMENT IS ON FORM S-3 OR FORM S-8 AND THE INFORMATION REQUIRED TO BE INCLUDED IN A POST-EFFECTIVE AMENDMENT BY THOSE PARAGRAPHS IS CONTAINED IN PERIODIC REPORTS FILED BY THE REGISTRANT PURSUANT TO
     SECTION 13 OR SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 THAT ARE INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT.

     (2) THAT, FOR THE PURPOSE OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH SUCH POST-EFFECTIVE AMENDMENT SHALL BE DEEMED TO BE A NEW
REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

     (3) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED WHICH REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.

     (B) THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES THAT, FOR PURPOSES OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH FILING OF THE REGISTRANT'S ANNUAL REPORT PURSUANT TO SECTION 13(A) OR SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 (AND, WHERE APPLICABLE, EACH FILING OF AN EMPLOYEE BENEFIT PLAN'S ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934) THAT IS INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

     (D) INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO ANY ARRANGEMENT, PROVISION OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

                                       II6

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN LONG ISLAND CITY, STATE OF NEW YORK, ON SEPTEMBER 19, 1996.


                         BRAKE HEADQUARTERS U.S.A., INC.



                                           BY:      /S/ JOSEPH ENDE
                                                    JOSEPH ENDE
                                                    PRESIDENT AND CHAIRMAN OF
                                                    THE BOARD OF DIRECTORS


                                POWER OF ATTORNEY

EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS JOSEPH ENDE HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT OR HIS SUBSTITUTE OR SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON SEPTEMBER 19, 1996.

      SIGNATURE                                      TITLE


/S/ JOSEPH ENDE                             CHAIRMAN OF THE BOARD, PRESIDENT
JOSEPH ENDE                                 AND CHIEF EXECUTIVE OFFICER
                                            (PRINCIPAL EXECUTIVE OFFICER)


/S/ MARC J. RUSKIN                          CHIEF FINANCIAL OFFICER
MARC J. RUSKIN                              (PRINCIPAL FINANCIAL OFFICER)


/S/ SANDRA ENDE                             SECRETARY AND DIRECTOR
SANDRA ENDE


                                       II7

PROSPECTUS


                         BRAKE HEADQUARTERS U.S.A., INC.

                                 700,000 SHARES

                          COMMON STOCK, PAR VALUE $.001


     THIS PROSPECTUS HAS BEEN PREPARED BY BRAKE HEADQUARTERS U.S.A., INC., A DELAWARE CORPORATION (THE "COMPANY), FOR USE UPON RESALE OF SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $.001 PER SHARE (THE "COMMON STOCK"), BY CERTAIN "AFFILIATES" (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY (THE "SELLING STOCKHOLDERS") WHO HAVE ACQUIRED OR MAY ACQUIRE SUCH SHARES OF COMMON STOCK UPON EXERCISE OF OPTIONS GRANTED OR TO BE GRANTED UNDER THE BRAKE HEADQUARTERS U.S.A., INC. 1994 EMPLOYEE STOCK OPTION PLAN (THE "1994 PLAN"), THE BRAKE HEADQUARTERS U.S.A., INC. 1995 EMPLOYEE STOCK OPTION PLAN (THE "1995 PLAN") AND THE BRAKE HEADQUARTERS U.S.A., INC. EMPLOYEE STOCK BONUS PLAN (THE "BONUS PLAN," TOGETHER WITH THE 1994 PLAN AND THE 1995 PLAN, THE "PLANS"). THE MAXIMUM NUMBER OF SHARES WHICH MAY BE OFFERED OR SOLD HEREUNDER IS SUBJECT TO ADJUSTMENT IN THE EVENT OF STOCK SPLITS OR DIVIDENDS, RECAPITALIZATION AND OTHER SIMILAR CHANGES AFFECTING THE COMMON STOCK. IT IS ANTICIPATED THAT THE SELLING STOCKHOLDERS WILL OFFER SHARES OF COMMON STOCK FOR RESALE AT PREVAILING PRICES ON THE NASDAQ SMALLCAP MARKET (OR ANY EXCHANGE ON WHICH THE COMMON STOCK MAY BE TRADED) ON THE DATE OF SALE. SEE "PLAN OF DISTRIBUTION." THE COMPANY WILL RECEIVE NONE OF THE PROCEEDS FROM THE SALE OF THE COMMON STOCK OFFERED HEREBY, HOWEVER, WILL RECEIVE THE EXERCISE PRICE OF THE OPTIONS EXERCISED BY THE SELLING STOCKHOLDERS. ALL SELLING AND OTHER EXPENSES INCURRED BY INDIVIDUAL SELLING STOCKHOLDERS WILL BE BORNE BY SUCH SELLING STOCKHOLDERS.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN RISKS OF AN INVESTMENT IN THE COMMON STOCK.




          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 25, 1996.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFER TO SELL OR SALE OF THE SECURITIES TO WHICH THIS PROSPECTUS RELATES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL TO OR A SOLICITATION OF ANY OFFER TO BUY FROM ANY PERSON IN ANY STATE IN WHICH ANY SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.


UNIFIED CAPITAL, INC. (THE "COMPANY") WAS INCORPORATED IN THE STATE OF DELAWARE ON JULY 13, 1988 AS A BLIND POOL WHICH DID NOT CONDUCT BUSINESS OPERATIONS UNTIL JULY 1992 WHEN IT ACQUIRED, IN A REVERSE ACQUISITION (THE "REVERSE MERGER"), ALL OF THE OUTSTANDING CAPITAL STOCK OF SANYO AUTOMOTIVE PARTS, LTD. ("SANYO AUTOMOTIVE"). IN CONNECTION WITH THE REVERSE MERGER, THE COMPANY AMENDED ITS CERTIFICATE OF INCORPORATION TO CHANGE ITS NAME TO SANYO INDUSTRIES, INC. ON AUGUST 8, 1995, THE COMPANY CHANGED ITS NAME TO BRAKE HEADQUARTERS U.S.A., INC. THE COMPANY IS A PUBLICLY-OWNED HOLDING COMPANY THAT CONDUCTS SUBSTANTIALLY ALL OF ITS CURRENT BUSINESS OPERATIONS THROUGH ITS WHOLLY-OWNED SUBSIDIARY SANYO AUTOMOTIVE, A NEW YORK CORPORATION FORMED IN 1976, WHICH IS CURRENTLY DOING BUSINESS UNDER THE NAME BRAKE HEADQUARTERS AND QUALITY FIRST BRAKE, INC., A WHOLLY-OWNED DELAWARE SUBSIDIARY OF THE COMPANY (QUALITY FIRST"), FORMED IN AUGUST 1995. THE COMPANY'S OTHER WHOLLY-OWNED SUBSIDIARIES ARE BRAKE HEADQUARTERS CORP., AN INACTIVE NEW YORK CORPORATION FORMED IN JANUARY 1996, AND QUALITY FIRST BRAKE CORP., A CURRENTLY INACTIVE CANADIAN CORPORATION FORMED IN 1993. ALL REFERENCES TO BUSINESS HISTORY HEREIN RELATE TO SANYO AUTOMOTIVE WHOSE OPERATIONS PREDATE THE COMPANY'S FORMATION IN 1988. ITS PRINCIPAL EXECUTIVE OFFICES ARE LOCATED AT 33-16 WOODSIDE AVENUE, LONG ISLAND CITY, NEW YORK 11101, AND ITS TELEPHONE NUMBER IS (718) 779-4800.


                              AVAILABLE INFORMATION

     THE COMPANY IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") AND, IN ACCORDANCE THEREWITH, FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION). REPORTS, PROXY STATEMENTS AND OTHER INFORMATION FILED BY THE COMPANY CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AND AT THE REGIONAL OFFICES OF THE COMMISSION AT SEVEN WORLD TRADE CENTER, NEW YORK, NEW YORK 10048 AND AT 500 WEST MADISON STREET, CHICAGO, ILLINOIS

60611. COPIES CAN BE OBTAINED FROM THE COMMISSION AT PRESCRIBED RATES BY WRITING TO THE COMMISSION AT 450 FIFTH STREET N.W., WASHINGTON, D.C. 20549.


                       DOCUMENTS INCORPORATED BY REFERENCE

     THE COMPANY HEREBY INCORPORATES BY REFERENCE THE DOCUMENTS LISTED BELOW:

          (A) THE COMPANY'S REPORT ON FORM 10 FIRST FILED WITH THE COMMISSION ON JUNE 6, 1996.

          (B) THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1995.

          (C) THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1996.

          (D) THE DESCRIPTION OF THE COMPANY'S COMMON STOCK CONTAINED IN THE COMPANY'S REGISTRATION STATEMENT ON FORM 10 (FILE NO. 001-11801) FILED PURSUANT TO SECTION 12(G) OF THE EXCHANGE ACT, INCLUDING ANY AMENDMENT OR REPORT FILED FOR THE PURPOSE OF UPDATING SUCH INFORMATION.

     ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY AFTER THE DATE OF THIS PROSPECTUS PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE EXCHANGE ACT SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE HEREIN AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS. ANY STATEMENT CONTAINED IN A PREVIOUSLY FILED DOCUMENT INCORPORATED BY REFERENCE HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT HEREIN MODIFIES OR SUPERSEDES SUCH STATEMENT; AND ANY STATEMENT CONTAINED HEREIN SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED TO THE EXTENT THAT A STATEMENT IN ANY DOCUMENT SUBSEQUENTLY FILED, WHICH IS INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS PROSPECTUS.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO SUCH INFORMATION, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION WHICH THIS PROSPECTUS INCORPORATES). REQUESTS FOR COPIES OF SUCH INFORMATION SHOULD BE DIRECTED TO THE COMPANY AT 33-16 WOODSIDE AVENUE, LONG ISLAND CITY, NEW YORK 11101; ATTENTION: CHIEF FINANCIAL OFFICER.

RECENT DEVELOPMENTS

     ON AUGUST 13, 1996, THE COMPANY COMPLETED A PRIVATE OFFERING (THE "OFFERING") TO ACCREDITED INVESTORS OF 450,000 UNITS (THE "UNITS") AT A PURCHASE PRICE OF $2.50 PER UNIT, EACH UNIT CONSISTING OF ONE SHARE OF THE COMPANY'S COMMON STOCK AND TWO REDEEMABLE COMMON STOCK PURCHASE WARRANTS, EACH TO PURCHASE ONE SHARE OF COMMON STOCK AT AN EXERCISE PRICE OF $3.80 PER SHARE, UNTIL AUGUST 13, 1999.

     THE COMPANY PAID THE PLACEMENT AGENT A SELLING COMMISSION OF 7 1/2% OF THE GROSS PROCEEDS OF THE OFFERING. IN ADDITION, THE COMPANY HAS AGREED TO SELL TO THE PLACEMENT AGENT, FOR NOMINAL CONSIDERATION, WARRANTS TO PURCHASE 40,000 UNITS, AT AN EXERCISE PRICE OF $2.50 PER UNIT. THE NET PROCEEDS OF APPROXIMATELY $1,000,000 FROM THE OFFERING WILL BE USED FOR WORKING CAPITAL AND GENERAL CORPORATE PURPOSES.


                                  RISK FACTORS

     IN ADDITION TO CONSIDERING THE OTHER INFORMATION SET FORTH IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN EVALUATING AN INVESTMENT IN THE COMPANY.

HIGHLY COMPETITIVE INDUSTRY. THE AUTOMOTIVE AFTERMARKET INDUSTRY IN GENERAL, AND THE BRAKE PARTS MARKET IN PARTICULAR, IS HIGHLY COMPETITIVE. THE DIRECT COMPETITORS TO THE COMPANY'S DISTRIBUTION ACTIVITIES INCLUDE MANUFACTURERS SUCH AS BRAKE PARTS, INC., WAGNER BRAKES, A SUBSIDIARY OF COOPER INDUSTRIES, INC., EIS BRAKE PLANTS DIVISION OF STANDARD MOTOR PRODUCTS, INC. AND THE ITT AUTOMOTIVE AFTERMARKET DIVISION OF ITT/AIMCO. MANY OF THE COMPANY'S COMPETITORS ARE LARGER AND HAVE SUBSTANTIALLY GREATER FINANCIAL RESOURCES THAN THE COMPANY AND MAY BE ABLE TO SELL MERCHANDISE AT LOWER PRICES THAN THE COMPANY. IN ADDITION, MANUFACTURERS WHO COMPETE WITH THE COMPANY ARE NOT DEPENDENT ON RELATIONSHIPS WITH SUPPLIERS AS IS THE COMPANY.

            DEPENDENCE ON AUTOMOTIVE INDUSTRY. THE COMPANY'S BUSINESS IS DEPENDENT UPON THE AUTOMOTIVE INDUSTRY WHICH IS CYCLICAL AND HAS HISTORICALLY EXPERIENCED PERIODIC DOWNTURNS. THESE DOWNTURNS ARE DIFFICULT TO PREDICT AND HAVE OFTEN HAD A SEVERE ADVERSE EFFECT ON THE UNDERCAR PARTS INDUSTRY. WHILE THE COMPANY BELIEVES THAT IT OPERATES IN A RECESSION RESISTANT SEGMENT OF THE AUTOMOTIVE INDUSTRY, ITS FUTURE PERFORMANCE MAY NEVERTHELESS BE ADVERSELY AFFECTED BY AUTOMOTIVE INDUSTRY DOWNTURNS.

     ANTICIPATED DECREASE IN GROWTH RATES. THE COMPANY'S SALES INCREASED BY 30%, 42% AND 21% IN 1993, 1994 AND 1995, RESPECTIVELY, AS THE COMPANY ADDED NEW LARGE CUSTOMERS. HOWEVER, UNLESS THE COMPANY IS ABLE TO CONTINUE TO ADD NEW LARGE CUSTOMERS AT AN INCREASING RATE, OR NEW PRODUCT LINES,IT IS UNLIKELY THAT IT WILL CONTINUE TO GROW AT COMPARABLE RATES TO THE LAST SEVERAL YEARS.

     MANAGEMENT OF GROWTH. THE COMPANY WILL ATTEMPT TO EXPAND CURRENT LEVELS OF OPERATIONS WHICH DEPENDS ON, AMONG OTHER THINGS, ITS ABILITY TO SERVICE ITS CUSTOMERS, RETAIN SKILLED MANAGEMENT AND OTHER PERSONNEL, SECURE ADEQUATE SOURCES OF SUPPLY ON COMMERCIALLY REASONABLE TERMS AND SUCCESSFULLY MANAGE GROWTH. TO MANAGE GROWTH EFFECTIVELY, THE COMPANY WILL NEED TO IMPLEMENT AND MAINTAIN MORE SOPHISTICATED OPERATIONAL, FINANCIAL AND MANAGEMENT INFORMATION SYSTEMS, PROCEDURES AND CONTROLS THAN IT HAS REQUIRED TO DATE. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO MANAGE ITS GROWTH EFFECTIVELY, AND THE COMPANY'S FAILURE TO DO SO WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY AND ITS OPERATIONS.

     RISK OF LOSS OF PRINCIPAL CUSTOMER. DURING 1995 AND THE SIX MONTHS ENDED JUNE 30, 1996, NET SALES TO THE COMPANY'S LARGEST CUSTOMER, A RETAIL AUTO CHAIN WHICH BECAME A CUSTOMER IN LATE 1993, ACCOUNTED FOR APPROXIMATELY 17% AND 26% OF THE COMPANY'S TOTAL NET SALES, RESPECTIVELY. THERE CAN BE NO ASSURANCE THAT SUCH CUSTOMER WILL CONTINUE TO PURCHASE PRODUCTS FROM THE COMPANY AT CURRENT LEVELS, OR AT ALL. THE LOSS OF THIS CUSTOMER'S BUSINESS OR A DECLINE IN THE ECONOMIC PROSPECTS OF THIS CUSTOMER WOULD, IN ALL LIKELIHOOD, HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY AND ITS OPERATIONS.

DEPENDENCE ON SUPPLIERS. THE COMPANY DEPENDS UPON CLOSE RELATIONSHIPS WITH ITS SUPPLIERS OF AUTOMOTIVE PARTS AND EQUIPMENT AND ITS ABILITY TO PURCHASE PRODUCTS FROM THESE MANUFACTURERS AT FAVORABLE PRICES AND ON FAVORABLE TERMS. THE COMPANY DOES NOT MAINTAIN SUPPLY CONTRACTS WITH ANY OF ITS SUPPLIERS. ALTERNATIVE
SOURCES EXIST FOR MOST OF THE PRODUCTS IT PURCHASES, AND THE LOSS OF ANY SIGNIFICANT SUPPLIER,IS NOT EXPECTED TO HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY. HOWEVER, IF A NEW SUPPLIER IS NOT OBTAINED IN A TIMELY MANNER AND UPON ACCEPTABLE TERMS THEN THE COMPANY MAY BE ADVERSELY AFFECTED. THE COMPANY'S PRINCIPAL SUPPLIERS CURRENTLY PROVIDE THE COMPANY WITH CERTAIN INCENTIVES SUCH AS VOLUME DISCOUNTS.

     REGULATORY CONSIDERATIONS. THE COMPANY IS SUBJECT TO VARIOUS FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS CONCERNING WORKPLACE SAFETY, ZONING AND OTHER MATTERS RELATING TO ITS BUSINESS. IN ADDITION, THE COMPANY'S WAREHOUSE EMPLOYEES IN NEW YORK AND ILLINOIS ARE SUBJECT TO COLLECTIVE BARGAINING AGREEMENTS. FROM TIME TO TIME THE COMPANY HAS BEEN AND MAY

CONTINUE TO BE SUBJECT TO DISPUTES WITH ITS UNION, NONE OF WHICH HAVE HAD A MATERIAL ADVERSE EFFECT ON THE COMPANY'S OPERATIONS TO DATE.

     THE COMPANY WILL BE REQUIRED TO COMPLY WITH NATIONAL, STATE AND LOCAL LAWS AND REGULATIONS GOVERNING ITS PROPOSED UNDERCAR WAREHOUSES. ALTHOUGH TO DATE, THE COSTS AND EXPENSES OF COMPLYING WITH SUCH REGULATIONS HAVE NOT HAD A MATERIAL EFFECT ON THE COMPANY, A MATERIAL INCREASE IN THE COST OF SUCH COMPLIANCE COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY AND ITS OPERATIONS.

     POSSIBLE NEED FOR ADDITIONAL FINANCING. TO DATE, THE COMPANY'S CAPITAL REQUIREMENTS HAVE BEEN SIGNIFICANT. THE COMPANY ANTICIPATES, BASED ON THE COMPANY'S CURRENTLY PROPOSED PLANS AND ASSUMPTIONS RELATING TO ITS OPERATIONS, THAT THE PROCEEDS OF THE PENDING OFFERING (OR ANY ALTERNATE FINANCING), TOGETHER WITH CASH FLOW FROM OPERATIONS AND CURRENTLY AVAILABLE FINANCING ARRANGEMENTS, WILL BE SUFFICIENT TO SATISFY ITS ANTICIPATED CASH REQUIREMENTS FOR AT LEAST THE NEXT 12 MONTHS. IN THE EVENT THAT THE COMPANY'S PLANS OR ASSUMPTIONS CHANGE OR PROVE TO BE INACCURATE, THERE CAN BE NO ASSURANCE THAT ADDITIONAL FINANCING WILL NOT BE REQUIRED.

     THE COMPANY'S BUSINESS STRATEGY INCLUDES THE PURSUIT OF ACQUISITIONS, WHICH MAY ALSO REQUIRE ADDITIONAL FINANCING OR THE ISSUANCE OF ADDITIONAL EQUITY SECURITIES THAT COULD RESULT IN FURTHER DILUTION TO THE PUBLIC STOCKHOLDERS. TO THE EXTENT THE COMPANY INCURS INDEBTEDNESS IN CONNECTION WITH AN ACQUISITION, THE COMPANY WILL BE SUBJECT TO RISKS ASSOCIATED THEREWITH, INCLUDING THE RISKS OF INTEREST RATE FLUCTUATIONS AND INSUFFICIENCY OF CASH FLOW TO PAY INTEREST AND PRINCIPAL. THERE CAN BE NO ASSURANCE THAT ADDITIONAL FUNDS, WHETHER IN THE FORM OF DEBT OR EQUITY, WILL BE AVAILABLE TO THE COMPANY ON COMMERCIALLY REASONABLE TERMS OR AT ALL.

     DEPENDENCE ON PRESIDENT. THE COMPANY'S SUCCESS IS DEPENDENT UPON THE EFFORTS OF JOSEPH ENDE, THE COMPANY'S PRESIDENT AND CHIEF EXECUTIVE OFFICER. THE COMPANY HAS ENTERED INTO A THREE-YEAR EMPLOYMENT AGREEMENT WITH MR. ENDE, WHICH TERMINATES ON JULY 31, 1998. THE LOSS OF MR. ENDE'S SERVICES WOULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY AND ITS OPERATIONS. THE COMPANY HOLDS A KEY-MAN LIFE INSURANCE POLICY ON MR. ENDE'S LIFE IN THE AMOUNT OF $2,000,000, THE PROCEEDS OF WHICH ARE PAYABLE TO THE COMPANY.

     CONTROL BY PRESIDENT AND PRINCIPAL STOCKHOLDER AND EFFECTS OF CERTAIN ANTI-TAKEOVER PROVISIONS. JOSEPH ENDE, THE COMPANY'S PRESIDENT, BENEFICIALLY OWNS APPROXIMATELY 68% OF THE COMPANY'S OUTSTANDING COMMON STOCK. AS THE SOLE STOCKHOLDER OF THE SERIES B PREFERRED STOCK, WHICH WILL VOTE AS A SEPARATE CLASS, MR. ENDE HAS THE EXCLUSIVE RIGHT TO ELECT A MAJORITY OF THE COMPANY'S

BOARD OF DIRECTORS UNTIL THE EARLIER OF THE REDEMPTION DATE OF MARCH 31, 2001 OR THE REPORTING BY THE COMPANY OF AT LEAST $75 MILLION IN REVENUES FOR ANY YEAR THROUGH DECEMBER 31, 2000. THIS THRESHOLD HAS BEEN ARBITRARILY SELECTED BY THE COMPANY AND IS NOT TO BE CONSTRUED AS PROJECTIONS OF FUTURE COMPANY OPERATIONS. IN THE EVENT OF ANY LIQUIDATION, DISSOLUTION OR WINDING-UP, THE HOLDER OF SHARES OF SERIES B PREFERRED STOCK WILL BE ENTITLED TO AN AGGREGATE PREFERENCE OF $50,000, HIS BASIS IN THE STOCK; ANY REMAINING PROCEEDS OF LIQUIDATION WILL BE DISTRIBUTED PRO RATA TO HOLDERS OF THE COMMON STOCK. THE ABOVE-STATED $75 MILLION LEVEL SHALL BE DETERMINED BY THE COMPANY AND REPORTED ON ITS AUDITED FINANCIAL STATEMENTS. THE SERIES B PREFERRED STOCK COULD BE UTILIZED, UNDER CERTAIN CIRCUMSTANCES, AS A METHOD OF DISCOURAGING, DELAYING OR PREVENTING A CHANGE IN CONTROL OF THE COMPANY. SEE "SELLING STOCKHOLDERS." THE COMPANY IS SUBJECT TO THE PROVISIONS OF SECTION 203 OF THE GENERAL CORPORATION LAW OF DELAWARE ("DELAWARE GCL"). IN GENERAL, SECTION 203 PROHIBITS A PUBLICLY HELD
DELAWARE CORPORATION FROM ENGAGING IN A "BUSINESS COMBINATION" WITH AN "INTERESTED STOCKHOLDER" FOR A PERIOD OF THREE YEARS AFTER THE DATE OF THE TRANSACTION IN WHICH SUCH PERSON BECOMES AN INTERESTED STOCKHOLDER, UNLESS (I) THE BUSINESS COMBINATION IS APPROVED IN A PRESCRIBED MANNER OR (II) SUCH INTERESTED STOCKHOLDER OWNS AT LEAST 85% OF THE CORPORATION'S VOTING STOCK (EXCLUDING SHARES HELD BY CERTAIN DESIGNATED STOCKHOLDERS) UPON COMPLETION OF THE TRANSACTION IN WHICH SUCH STOCKHOLDER BECOMES AN INTERESTED STOCKHOLDER. THIS PROVISION OF THE DELAWARE GCL COULD DELAY AND MAKE MORE DIFFICULT A BUSINESS COMBINATION EVEN IF THE BUSINESS COMBINATION COULD BE BENEFICIAL, IN THE SHORT TERM, TO THE INTERESTS OF THE STOCKHOLDERS. THIS PROVISION OF THE DELAWARE GCL ALSO COULD LIMIT THE PRICE CERTAIN INVESTORS MIGHT BE WILLING TO PAY IN THE FUTURE FOR SHARES OF THE COMMON STOCK. CONSEQUENTLY, MR. ENDE HAS THE ABILITY TO DIRECT SUBSTANTIALLY ALL OF THE COMPANY'S AFFAIRS.

     NO ASSURANCE OF PUBLIC MARKET; VOLATILITY OF STOCK PRICE. PRIOR TO THE DATE HEREOF, THERE HAS BEEN A LIMITED PUBLIC TRADING MARKET FOR THE COMMON STOCK. THERE CAN BE NO ASSURANCE THAT AN ACTIVE TRADING MARKET FOR SUCH SECURITIES WILL DEVELOP OR BE SUSTAINED. FACTORS SUCH AS THE COMPANY'S OPERATING RESULTS, THE PROPOSED EXPANSION OF THE COMPANY'S OPERATIONS AND VARIOUS FACTORS AFFECTING THE AUTOMOTIVE INDUSTRY GENERALLY, MAY SIGNIFICANTLY IMPACT THE MARKET PRICE OF THE COMPANY'S SECURITIES. IN ADDITION, IN RECENT YEARS, PRIOR TO ITS JUNE 1996 LISTING ON NASDAQ, THE COMMON STOCK HAS EXPERIENCED A HIGH LEVEL OF PRICE AND VOLUME VOLATILITY, NOT NECESSARILY RELATED TO ITS OPERATING PERFORMANCE. SUCH MARKET PRICE OF THE COMMON STOCK MAY CONTINUE TO BE HIGHLY VOLATILE.

     PAYMENT OF DIVIDENDS. NO CASH DIVIDENDS HAVE BEEN PAID ON THE COMMON STOCK SINCE THE COMPANY'S INCEPTION. ON APRIL 30, 1995, A CASH DIVIDEND IN THE AMOUNT OF $112,730 WAS DECLARED BUT NOT PAID TO JOSEPH ENDE, PRESIDENT OF THE COMPANY, ON THE

PREFERRED STOCK WHICH WAS ISSUED TO HIM IN CONNECTION WITH THE REVERSE MERGER. NO CASH DIVIDENDS ARE CONTEMPLATED IN THE FORESEEABLE FUTURE, AND THE COMPANY PRESENTLY INTENDS TO RETAIN ALL OF ITS EARNINGS FOR THE FUTURE OPERATIONS AND GROWTH OF ITS BUSINESS. IN ADDITION, THE COMPANY'S LOAN AGREEMENT WITH ONE OF ITS LENDERS PROHIBITS THE PAYMENT OF DIVIDENDS IF SUCH PAYMENT WOULD RESULT IN A BREACH OF SUCH LOAN AGREEMENT.

     EFFECT OF OUTSTANDING WARRANTS AND OPTIONS. AN AGGREGATE OF 900,000 CLASS A COMMON STOCK PURCHASE WARRANTS ("WARRANTS") WERE SOLD IN THE COMPANY'S AUGUST 1996 PRIVATE PLACEMENT AND ARE CURRENTLY ISSUED AND OUTSTANDING. THE PLACEMENT AGENT FOR SUCH OFFERING IS ENTITLED TO PURCHASE 40,000 UNITS EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS. THERE ARE OUTSTANDING OPTIONS TO PURCHASE 349,000 SHARES OF COMMON STOCK WHICH ARE OR WILL BECOME EXERCISABLE ON VARIOUS DATES. THE EXERCISE OF A SIGNIFICANT NUMBER OF SUCH WARRANTS AND OPTIONS AT PRICES SUBSTANTIALLY BELOW THE THEN CURRENT MARKET PRICE OF COMMON STOCK MAY ADVERSELY AFFECT THE PREVAILING MARKET PRICE FOR THE COMMON STOCK AT THE TIME OF EXERCISE AND WILL DILUTE THE INTERESTS OF THEN EXISTING STOCKHOLDERS. MOREOVER, THE TERMS UPON WHICH THE COMPANY WILL BE ABLE TO OBTAIN ADDITIONAL EQUITY
CAPITAL, IF REQUIRED, MAY BE ADVERSELY AFFECTED BY THE EXISTENCE OF SUCH OUTSTANDING OPTIONS AND WARRANTS, BECAUSE THE HOLDERS OF SUCH OUTSTANDING SECURITIES CAN BE EXPECTED TO EXERCISE THEM AT A TIME WHEN THE COMPANY WOULD, IN ALL LIKELIHOOD, WANT TO OBTAIN ANY NEEDED CAPITAL ON TERMS MORE FAVORABLE TO THE COMPANY THAN THOSE PROVIDED IN SUCH WARRANTS AND OPTIONS.

     SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS. OF THE 3,868,730 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING, APPROXIMATELY 2,650,000 SHARES OF COMMON STOCK ARE "RESTRICTED SECURITIES," AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE SECURITIES ACT ("RULE 144"), AND MAY NOT BE SOLD IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, INCLUDING THE EXEMPTION PROVIDED BY RULE 144.

     THE COMPANY HAS GRANTED DEMAND AND PIGGYBACK REGISTRATION RIGHTS TO THREE STOCKHOLDERS WITH RESPECT TO AN AGGREGATE OF 306,330 SHARES OF COMMON STOCK. THE COMPANY HAS GRANTED CERTAIN DEMAND AND PIGGYBACK REGISTRATION RIGHTS TO THE PLACEMENT AGENT WITH RESPECT TO THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE PLACEMENT AGENT'S WARRANTS, TO PURCHASE UP TO AN AGGREGATE OF 120,000 SHARES OF COMMON STOCK, AS WELL AS 900,000 SHARES OF COMMON STOCK UNDERLYING THE WARRANTS OFFERED TO INVESTORS. NO PREDICTION CAN BE MADE AS TO THE EFFECT, IF ANY, THAT SALES OF SHARES OF COMMON STOCK OR EVEN THE AVAILABILITY OF SUCH SHARES FOR SALE WILL HAVE ON THE MARKET PRICE OF THE COMMON STOCK PREVAILING FROM TIME TO TIME. THE POSSIBILITY THAT SUBSTANTIAL AMOUNTS OF COMMON STOCK MAY BE SOLD IN THE PUBLIC MARKET MAY ADVERSELY AFFECT THE PREVAILING MARKET PRICE FOR THE COMMON STOCK

AND COULD IMPAIR THE COMPANY'S ABILITY IN THE FUTURE TO RAISE CAPITAL THROUGH THE SALE OF ITS EQUITY SECURITIES.

     DURING THE RESPECTIVE TERMS OF THE COMPANY'S OUTSTANDING DERIVATIVE SECURITIES, THE HOLDERS THEREOF MAY BE ABLE TO PURCHASE COMMON STOCK AT PRICES SUBSTANTIALLY BELOW THE THEN CURRENT MARKET PRICE OF THE COMPANY'S COMMON STOCK WITH A RESULTANT DILUTION IN THE INTERESTS OF THE EXISTING STOCKHOLDERS. THE HOLDERS OF THE COMPANY'S DERIVATIVE SECURITIES MAY BE EXPECTED TO EXERCISE THEIR RIGHTS TO ACQUIRE COMMON STOCK AT TIMES WHEN THE COMPANY WOULD, IN ALL LIKELIHOOD, BE ABLE TO OBTAIN NEEDED CAPITAL THROUGH A NEW OFFERING OF SECURITIES ON TERMS MORE FAVORABLE THAN THOSE PROVIDED BY THESE OUTSTANDING SECURITIES. THUS, THE TERMS UPON WHICH THE COMPANY MAY OBTAIN ADDITIONAL FINANCING DURING THE NEXT SEVERAL YEARS MAY BE ADVERSELY AFFECTED. IN ADDITION, THE EXERCISE OF OUTSTANDING DERIVATIVE SECURITIES AND THE SUBSEQUENT PUBLIC SALES OF COMMON STOCK BY HOLDERS OF SUCH SECURITIES PURSUANT TO A REGISTRATION STATEMENT EFFECTED AT THEIR DEMAND, UNDER RULE 144 OR OTHERWISE, COULD HAVE AN ADVERSE EFFECT UPON THE MARKET FOR AND PRICE OF THE COMPANY'S SECURITIES.

     SECURITIES MARKET FACTORS. IN RECENT YEARS, THE SECURITIES MARKETS HAVE EXPERIENCED A HIGH LEVEL OF VOLUME VOLATILITY AND MARKET PRICES FOR MANY COMPANIES, PARTICULARLY SMALL AND EMERGING GROWTH COMPANIES, HAVE BEEN SUBJECT TO WIDE FLUCTUATIONS IN RESPONSE TO QUARTERLY VARIATIONS IN OPERATING RESULTS. THE SECURITIES OF MANY OF THESE COMPANIES WHICH TRADE IN THE OVER-THE-COUNTER MARKET, HAVE EXPERIENCED WIDE PRICE FLUCTUATIONS, WHICH IN MANY CASES WERE
UNRELATED TO THE OPERATING PERFORMANCE OF, OR ANNOUNCEMENTS CONCERNING, THE ISSUERS OF THE AFFECTED STOCK. FACTORS SUCH AS ANNOUNCEMENTS BY THE COMPANY OR ITS COMPETITORS CONCERNING PROPRIETARY INNOVATIONS, NEW PRODUCTS, GOVERNMENT REGULATIONS AND DEVELOPMENTS OR DISPUTES RELATING TO PROPRIETARY RIGHTS AND FACTORS AFFECTING THE AUTOMOBILE INDUSTRY GENERALLY MAY HAVE A SIGNIFICANT IMPACT ON THE MARKET FOR THE COMPANY'S SECURITIES. GENERAL MARKET PRICE DECLINES OR MARKET VOLATILITY IN THE FUTURE COULD ADVERSELY AFFECT THE FUTURE PRICE OF THE COMPANY'S SECURITIES.

     POSSIBLE DELISTING OF SECURITIES FROM THE NASDAQ STOCK MARKET; RISKS ASSOCIATED WITH LOW-PRICED STOCK. THE COMPANY'S COMMON STOCK BECAME LISTED ON NASDAQ SMALLCAP MARKET ON JUNE 6, 1996. NO ASSURANCE CAN BE GIVEN THAT THE SHARES OF COMMON STOCK WILL REMAIN QUALIFIED FOR LISTING ON NASDAQ. IN ORDER TO CONTINUE TO BE LISTED ON NASDAQ, THE COMPANY MUST MAINTAIN $2,000,000 IN TOTAL ASSETS, A $200,000 MARKET VALUE OF THE PUBLIC FLOAT AND $1,000,000 IN TOTAL CAPITAL AND SURPLUS. IN ADDITION, CONTINUED INCLUSION REQUIRES TWO MARKET MAKERS AND A MINIMUM BID PRICE OF $1.00 PER SHARE; PROVIDED, HOWEVER, THAT IF A COMPANY FALLS BELOW SUCH MINIMUM BID PRICE, IT WILL REMAIN ELIGIBLE FOR CONTINUED LISTING ON NASDAQ IF THE MARKET VALUE OF THE PUBLIC

FLOAT IS AT LEAST $1,000,000 AND THE COMPANY HAS $2,000,000 IN CAPITAL AND SURPLUS. THE FAILURE TO MEET THESE MAINTENANCE CRITERIA MAY RESULT IN THE DELISTING OF THE COMMON STOCK FROM NASDAQ, AND THE TRADING OF THE COMMON STOCK, IF ANY, WOULD BE CONDUCTED IN THE OVER-THE-COUNTER MARKET THROUGH THE OTC ELECTRONIC BULLETIN BOARD. AS A RESULT OF SUCH DELISTING, AN INVESTOR MAY FIND IT MORE DIFFICULT TO DISPOSE OF, OR OBTAIN ACCURATE QUOTATIONS AS TO THE MARKET VALUE OF, THE COMPANY'S SECURITIES.

     FURTHERMORE, IF THE COMMON STOCK IS NOT LISTED ON NASDAQ OR WERE TO BECOME DELISTED FROM TRADING ON NASDAQ AND THE TRADING PRICE OF THE COMMON STOCK REMAINS BELOW $5.00 PER SHARE, TRADING IN THE COMMON STOCK WOULD ALSO BE SUBJECT TO THE REQUIREMENTS OF CERTAIN RULES PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), WHICH REQUIRE ADDITIONAL DISCLOSURE BY BROKER-DEALERS IN CONNECTION WITH ANY TRADES INVOLVING A STOCK DEFINED AS A PENNY STOCK (GENERALLY, ANY NON- NASDAQ EQUITY SECURITY THAT HAS A MARKET PRICE OF LESS THAN $5.00 PER SHARE, SUBJECT TO CERTAIN EXCEPTIONS). SUCH RULES REQUIRE THE DELIVERY, PRIOR TO ANY PENNY STOCK TRANSACTION, OF A DISCLOSURE SCHEDULE EXPLAINING THE PENNY STOCK MARKET AND THE RISKS ASSOCIATED THEREWITH, AND IMPOSE VARIOUS RESTRICTIONS ON SALES PRACTICES BY BROKER-DEALERS WHO SELL PENNY STOCKS TO PERSONS OTHER THAN ESTABLISHED CUSTOMERS AND ACCREDITED INVESTORS. FOR THESE TYPES OF TRANSACTIONS, THE BROKER-DEALER MUST MAKE A SPECIAL SUITABILITY DETERMINATION FOR THE PURCHASER AND RECEIVE THE PURCHASER'S WRITTEN CONSENT TO THE TRANSACTION PRIOR TO SALE. THE ADDITIONAL BURDENS IMPOSED UPON BROKER- DEALERS BY SUCH REQUIREMENTS MAY DISCOURAGE THEM FROM EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHICH COULD SEVERELY LIMIT THE LIQUIDITY OF THE COMMON STOCK AND THE ABILITY OF PURCHASERS IN THE OFFERING TO SELL THE COMMON STOCK IN THE SECONDARY MARKET. SEE "PLAN OF DISTRIBUTION."


                              SELLING STOCKHOLDERS

     THE SHARES OF COMMON STOCK TO WHICH THIS PROSPECTUS RELATES ARE BEING REGISTERED FOR REOFFERS AND RESALES BY SELLING STOCKHOLDERS OF THE COMPANY WHO HAVE ACQUIRED OR MAY ACQUIRE SUCH SHARES PURSUANT TO THE EXERCISE OF OPTIONS GRANTED OR TO BE GRANTED UNDER THE PLANS OR PURSUANT TO STOCK OPTION AGREEMENTS WITH THE COMPANY OUTSIDE THE PLANS IN CONNECTION WITH CONSULTING SERVICES RENDERED TO THE COMPANY. THE SELLING STOCKHOLDERS NAMED BELOW MAY RESELL ALL, A PORTION, OR NONE OF SUCH SHARES.

     PARTICIPANTS UNDER THE PLANS WHO ARE DEEMED TO BE "AFFILIATES" OF THE COMPANY WHO ACQUIRE COMMON STOCK UNDER THE PLANS MAY BE ADDED TO THE SELLING STOCKHOLDERS LISTED BELOW FROM TIME TO TIME BY USE OF A PROSPECTUS SUPPLEMENT FILED PURSUANT TO RULE 424(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

"SECURITIES ACT"). AN "AFFILIATE" IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT AS A "PERSON THAT DIRECTLY, OR INDIRECTLY, THROUGH ONE OR MORE INTERMEDIARIES, CONTROLS, OR IS CONTROLLED BY, OR IS UNDER COMMON CONTROL WITH," THE COMPANY.

     THE TABLE BELOW SETS FORTH WITH RESPECT TO EACH SELLING STOCKHOLDER, BASED UPON INFORMATION AVAILABLE TO THE COMPANY AS OF SEPTEMBER 1, 1996, THE NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED BEFORE AND AFTER THE SALE OF THE SHARES OFFERED HEREBY; THE NUMBER OF SHARES TO BE SOLD; AND THE PERCENT OF THE OUTSTANDING SHARES OF COMMON STOCK OWNED BEFORE AND AFTER THE SALE OF THE SHARES OFFERED HEREBY. EACH SELLING STOCKHOLDER'S RELATIONSHIP TO THE COMPANY IS SET FORTH IN A FOOTNOTE TO THE TABLE.

                                                                                               PERCENT OF CLASS
                                                                                                     (1)(3)
                             AMOUNT AND
                              NATURE OF                               SHARES
                             BENEFICIAL          SHARES TO         BENEFICIALLY
                              OWNERSHIP           BE SOLD           OWNED AFTER
          NAME                   (1)                (2)              OFFERING
                                                                                          BEFORE             AFTER
                                                                                         OFFERING           OFFERING
JOSEPH ENDE               2,689,333            300,000           2,389,333                 68.1%              61.8%
       (4)                      (5)

SANDRA ENDE(4)               30,000                  0              30,000               *                  *
                                (6)

MARC J. RUSKIN                    0             30,000                   0               *                  *
           (4)                  (7)

SCOTT OSIAS                  15,000              9,000              15,000               *                  *
           (4)                  (8)


*  LESS THAN 1%

(1) UNLESS OTHERWISE NOTED, THE COMPANY BELIEVES THAT EACH SELLING SHAREHOLDER HAS SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO ALL SHARES OF COMMON STOCK BENEFICIALLY OWNED, SUBJECT TO COMMUNITY PROPERTY LAWS, WHERE APPLICABLE. EACH SELLING SHAREHOLDER IS DEEMED TO BE THE BENEFICIAL OWNER OF SECURITIES THAT CAN BE ACQUIRED BY SUCH PERSON WITHIN 60 DAYS FROM THE DATE OF DETERMINATION UPON THE EXERCISE OF WARRANTS OR OPTIONS. THE PERCENTAGE OWNERSHIP OF EACH SELLING SHAREHOLDER IS DETERMINED BY ASSUMING THAT OPTIONS OR WARRANTS THAT ARE HELD BY SUCH PERSON (BUT NOT THOSE HELD BY ANY OTHER PERSON) AND WHICH ARE EXERCISABLE WITHIN 60 DAYS FROM THE DATE OF DETERMINATION HAVE BEEN EXERCISED.

(2) INCLUDES SHARES OF COMMON STOCK REGISTERED HEREBY, BUT NOT ISSUABLE WITHIN 60 DAYS FROM THE DATE OF DETERMINATION. DOES NOT CONSTITUTE A COMMITMENT TO SELL ANY OR ALL OF THE STATED NUMBER OF SHARES OF COMMON STOCK. THE NUMBER OF SHARES OFFERED HEREBY SHALL BE DETERMINED FROM TIME TO TIME BY EACH SELLING SHAREHOLDER AT HIS SOLE DISCRETION.

(3) BASED ON 3,868,730 SHARES OUTSTANDING, BUT DOES NOT GIVE EFFECT TO (I) 349,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON EXERCISE OF STOCK OPTIONS CURRENTLY OUTSTANDING AND AN ADDITIONAL 120,000 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF OPTIONS AVAILABLE FOR FUTURE GRANTS UNDER THE 1995 PLAN AND 131,000 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF OPTIONS AVAILABLE FOR FUTURE GRANTS UNDER THE 1994 PLAN.

(4) THE ADDRESS OF THIS PERSON IS C/O THE COMPANY, 33-16 WOODSIDE AVENUE, LONG ISLAND CITY, NEW YORK 11101.

(5) INCLUDES (I) 15,000 SHARES OWNED OF RECORD BY THE JOSEPH AND SANDRA ENDE CHARITABLE TRUST, OF WHICH JOSEPH AND SANDRA ENDE ARE TRUSTEES, (II) 80,000 SHARES WHICH MAY BE OBTAINED UPON THE EXERCISE OF CURRENTLY EXERCISABLE STOCK OPTIONS, BUT EXCLUDES AN AGGREGATE OF 220,000 SHARES UNDERLYING OPTIONS WHICH ARE NOT CURRENTLY EXERCISABLE OR EXERCISABLE WITHIN THE NEXT 60 DAYS; AND (III) 386,000 SHARES PLEDGED TO BANK LEUMI TRUST COMPANY AS SECURITY FOR THE REPAYMENT OF THE LOAN MADE BY SUCH BANK TO THE HOLDER OF SUCH SHARES TO PURCHASE SUCH SHARES.

(6) INCLUDES 15,000 SHARES OWNED OF RECORD BY THE JOSEPH AND SANDRA ENDE CHARITABLE TRUST, OF WHICH JOSEPH AND SANDRA ENDE ARE TRUSTEES, BUT DOES NOT INCLUDE ANY OTHER SHARES BENEFICIALLY OWNED BY JOSEPH ENDE, SANDRA ENDE'S HUSBAND.

(7) DOES NOT INCLUDE AN AGGREGATE OF 30,000 SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO STOCK OPTIONS HELD BY MR. RUSKIN WHICH ARE NOT CURRENTLY EXERCISABLE OR EXERCISABLE WITHIN THE NEXT 60 DAYS.

(8)  DOES NOT  INCLUDE  9,000  SHARES OF  COMMON  STOCK  WHICH MAY BE  PURCHASED
     PURSUANT TO STOCK OPTIONS HELD BY MR. OSIAS WHICH ARE NOT CURRENTLY EXERCISABLE OR EXERCISABLE WITHIN THE NEXT 60 DAYS.


                              PLAN OF DISTRIBUTION

     THE SHARES ARE BEING SOLD BY THE SELLING STOCKHOLDERS FOR THEIR OWN ACCOUNTS. THE SHARES MAY BE SOLD OR TRANSFERRED FOR VALUE BY THE SELLING STOCKHOLDERS, OR BY PLEDGEES, DONEES, TRANSFEREES OR OTHER SUCCESSORS IN INTEREST TO THE SELLING STOCKHOLDERS, IN ONE OR MORE TRANSACTIONS ON NASDAQ, IN NEGOTIATED TRANSACTIONS OR IN A COMBINATION OF SUCH METHODS OF SALE, AT MARKET PRICES PREVAILING AT THE TIME OF SALE, AT PRICES RELATED TO SUCH PREVAILING MARKET PRICES OR AT PRICES OTHERWISE NEGOTIATED. THE SELLING STOCKHOLDERS MAY EFFECT SUCH TRANSACTIONS BY SELLING THE SHARES TO OR THROUGH BROKERS-DEALERS, AND SUCH BROKER-DEALERS MAY RECEIVE COMPENSATION IN THE FORM OF UNDERWRITING DISCOUNTS, CONCESSIONS OR COMMISSIONS FROM THE SELLING STOCKHOLDERS AND/OR THE
PURCHASERS OF THE SHARES FOR WHOM SUCH BROKER-DEALERS MAY ACT AS AGENT (WHICH COMPENSATION MAY BE LESS THAN OR IN EXCESS OF CUSTOMARY COMMISSIONS). THE SELLING SHAREHOLDERS AND ANY BROKER-DEALERS THAT PARTICIPATE IN THE DISTRIBUTION OF THE SHARES MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF SECTION 2(11) OF THE SECURITIES ACT, AND ANY COMMISSIONS RECEIVED BY THEM AND ANY PROFIT ON THE RESALE OF THE SHARES SOLD BY THEM MAY BE DEEMED TO BE UNDERWRITING DISCOUNTS AND COMMISSIONS UNDER THE SECURITIES ACT.

     THERE CAN BE NO ASSURANCE THAT ANY OF THE SELLING STOCKHOLDERS WILL SELL ANY OR ALL OF THE SHARES OF COMMON STOCK OFFERED BY THEM HEREUNDER.

                                  LEGAL MATTERS

     THE VALIDITY OF THE SHARES OF COMMON STOCK OFFERED HEREBY HAS BEEN PASSED UPON FOR THE COMPANY BY SNOW BECKER KRAUSS P.C., 605 THIRD AVENUE, NEW YORK, NEW YORK 10158-0125. SNOW BECKER KRAUSS P.C. OWNS 10,000 SHARES OF COMMON STOCK OF THE COMPANY.


                                     EXPERTS

     THE CONSOLIDATED FINANCIAL STATEMENTS OF BRAKE HEADQUARTERS, U.S.A., INC. AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995, INCORPORATED BY REFERENCE IN THIS PROSPECTUS, HAVE BEEN AUDITED AND ARE INCLUDED IN RELIANCE UPON THE REPORT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS, GIVEN UPON THE AUTHORITY OF SAID FIRM AS EXPERTS IN ACCOUNTING AND AUDITING; AND, AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1994, INCORPORATED BY REFERENCE IN THIS PROSPECTUS, HAVE BEEN AUDITED AND ARE INCLUDED IN RELIANCE UPON THE REPORT OF GOLDSTEIN GOLUB KESSLER & COMPANY, P.C., INDEPENDENT AUDITORS, GIVEN UPON THE AUTHORITY OF SAID FIRM AS EXPERTS IN ACCOUNTING AND AUDITING, AND, FOR THE YEAR ENDED DECEMBER 31, 1993, INCORPORATED BY REFERENCE IN THIS PROSPECTUS, HAVE BEEN AUDITED AND ARE INCLUDED IN RELIANCE UPON THE REPORT OF BOREK, STOCKEL & MARDEN, INDEPENDENT AUDITORS, GIVEN UPON THE AUTHORITY OF SAID FIRM AS EXPERTS IN ACCOUNTING AND AUDITING.

                                  EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


WE CONSENT TO THE INCORPORATION BY REFERENCE IN THIS REGISTRATION STATEMENT OF BRAKE HEADQUARTERS U.S.A., INC. ON FORM S-8 OF OUR REPORT DATED APRIL 8, 1996, APPEARING IN THE ANNUAL REPORT ON FORM 10-KSB OF BRAKE HEADQUARTERS U.S.A., INC. FOR THE YEAR ENDED DECEMBER 31, 1995 AND TO THE REFERENCE TO US UNDER THE HEADING "EXPERTS" IN THE PROSPECTUS WHICH IS PART OF THIS REGISTRATION STATEMENT.



DELOITTE & TOUCHE LLP

STAMFORD, CONNECTICUT
SEPTEMBER 19, 1996

                                  EXHIBIT 23.3


INDEPENDENT AUDITOR'S CONSENT



THE BOARD OF DIRECTORS
BRAKE HEADQUARTERS U.S.A., INC.

WE HEREBY CONSENT TO THE USE IN THE PROSPECTUS CONSTITUTING PART OF THE REGISTRATION STATEMENT ON FORM S-8 OF OUR REPORT DATED FEBRUARY 8, 1995 ON THE CONSOLIDATED FINANCIAL STATEMENTS OF BRAKE HEADQUARTERS U.S.A., INC. AS OF DECEMBER 31, 1994 AND FOR THE YEAR THEN ENDED, INCORPORATED HEREIN BY REFERENCE. WE ALSO CONSENT TO THE REFERENCE TO OUR FIRM UNDER THE CAPTION "EXPERTS" IN THE PROSPECTUS.


GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.


NEW YORK, NEW YORK
SEPTEMBER 19, 1996

                                  EXHIBIT 23.4


INDEPENDENT AUDITORS CONSENT



THE BOARD OF DIRECTORS
BRAKE HEADQUARTERS U.S.A., INC.:

WE CONSENT TO THE USE OF OUR REPORT RELATED TO THE CONSOLIDATED FINANCIAL STATEMENTS OF BRAKE HEADQUARTERS U.S.A., INC. INCORPORATED HEREIN BY REFERENCE AND TO THE REFERENCE TO OUR FIRM UNDER THE HEADING "EXPERTS" IN THE PROSPECTUS.



BOREK, STOCKEL & MARDEN

PORT CHESTER, NEW YORK
SEPTEMBER 19, 1996